Exhibit 10.5
ARCHER-DANIELS-MIDLAND COMPANY
AMENDED AND RESTATED 2002 INCENTIVE COMPENSATION PLAN

Article 1.  Establishment, Objectives, and Duration

1.1.           Establishment of the Plan.  Archer-Daniels-Midland Company, a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “Archer-Daniels-Midland Company 2002 Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document.  The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, and Cash-Based Awards.   The Plan became effective as of December 1, 2002 (the “Effective Date”), and was amended and restated as of December 31, 2008.  The Plan shall remain in effect as provided in Section 1.3 hereof.

1.2.           Objectives of the Plan.  The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s Stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3.           Duration of the Plan.  The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been distributed according to the Plan’s provisions.  However, in no event may an ISO be granted under the Plan more than ten years after the Effective Date.

Article 2.  Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1.           “Affiliate” means an “affiliate” of the Company, within the meaning of such term under Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2.           “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, or a Cash-Based Award.

2.3.           “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

2.4.           “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5.           “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6.           “Cash-Based Award” means an Award granted to a Participant, as described in Article 9 herein.

2.7           “Change of Control” means either:

(a)
A Person other than the Company or a Subsidiary of the Company acquires Beneficial Ownership, directly or indirectly, of thirty-percent (30%) or more of either (i) the then outstanding shares of Company common stock, or (ii) the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”), provided that the following will not constitute a Change of Control under this subsection (a):

(i)
Any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege with respect to outstanding convertible or exchangeable securities unless such convertible or exchangeable securities were acquired directly from the Company);

(ii)	Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries;

(iii)
Any acquisition by any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the persons who were the Beneficial Owners, respectively, of the outstanding Company common stock and Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the outstanding Company common stock and Voting Securities, as the case may be;

(b)
Approval by the stockholders of the Company of (i) the complete dissolution or liquidation of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the persons who were the Beneficial Owners, respectively, of the outstanding Company common stock and Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the outstanding Company common stock and Voting Securities, as the case may be;

(c)
The consummation of a reorganization, merger or consolidation of the Company (other than a merger or consolidation with a subsidiary of the Company) or a statutory exchange of outstanding Voting Securities of the Company, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of the outstanding Company common stock and Voting Securities immediately prior to such reorganization, merger, consolidation or exchange Beneficially Own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the outstanding Company common stock and Voting Securities, as the case may be;

(d)
A majority of the members of the Board of Directors of the Company are not Continuing Directors, with the term “Continuing Directors” meaning (i) the members of the Board as of the Effective Date, and (ii) any individual who becomes a member of the Board after such date whose election, or nomination for election by the shareholders of the Company, was approved by the vote of at least two-thirds of the then Continuing Directors, but excluding any individual whose initial assumption of office as a director of the Company occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board; or

(e)	Adoption by the Board of a resolution to the effect that any Person has acquired effective control of the business and affairs of the Company;

provided, however, that for purposes of Awards hereunder that are subject to the provisions of Code Section 409A, no Change of Control shall be deemed to have occurred upon an event described in (a), (b), (c), (d) or (e) that would have the effect of changing the time or form of payment of such Award, unless such event would also constitute a “change in control” under Code Section 409A (regarding change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation) and related guidance thereunder.

2.8.           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

2.9.           “Committee” means the Compensation Committee of the Board of Directors, which shall consist of two or more directors all of whom shall satisfy the requirements for an “outside director” under Code Section 162(m) and/or a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act; provided, however, that as to any Section 162(m) Award, if any member of the Compensation Committee shall not satisfy such “outside director” requirements, “Committee” means a subcommittee (of two or more persons) of the Compensation Committee consisting of all members thereof who satisfy such “outside director” requirement.  Notwithstanding the foregoing, for purposes of making and administering all Option grants made by an officer or officers of the Company pursuant to the delegation provided for in paragraph 6.1 below, the Committee shall consist of the officer or officers to whom such delegation has been made, acting together or individually, unless otherwise specified by the Board of Directors.

2.10.                      “Company” means Archer-Daniels-Midland Company, a Delaware corporation, and any successor thereto as provided in Article 18 herein.

2.11.                      “Covered Employee” means a Participant who, in the sole judgment of the Committee, may be treated as a “covered employee” under Code Section 162(m) at the time income is recognized by such Participant in connection with an Award that is intended to qualify for the Performance-Based Exception.

2.12.                      “Date of Grant” shall mean the date on which an Award under the Plan is approved by the Committee or such later effective date for such Award as the Committee may specify.

2.13.                      “Disability” shall have the meaning set forth in the Award Agreement, or if no definition is specified in the Award Agreement, it shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan; provided that, if no such plan exists and no definition is specified in the Award Agreement, it shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.14.                      “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.15.                      “Employee” means any person who is an employee of the Company, any Affiliate or any Subsidiary; provided, however, that with respect to ISOs, “Employee” means any person who is considered an employee of the Company or any Subsidiary for purposes of Treasury Regulation Section 1.421-7(h).

2.16.                      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17.                      “Fair Market Value” on any date shall be determined on the basis of the closing sale price on the trading date immediately prior to such date on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.18.                      “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7 herein.

2.19.                      “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.20.                      “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.21.                      “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.22.                      “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.23.                      “Participant” means an Employee who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

2.24.                      “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.25.                      “Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

2.26.                      “Performance Unit” means an Award granted to a Participant, as described in Article 9 herein.

2.27.                      “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way and the Shares are subject to a risk of forfeiture, as provided in Article 8 herein.

2.28.                      “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.29.                      “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

2.30.                      “Retirement” shall mean any termination of employment at or after age sixty-five (65), or at or after age fifty-five (55) with ten (10) or more years of continuous service as defined under the ADM Retirement Plan.

2.31.                      “Section 162(m) Award” means an Award to a Covered Employee intended to qualify for the Performance-Based Exception.

2.32.                      “Shares” means the shares of common stock of the Company, without par value.

2.33.                      “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to the terms of Article 7 herein.

2.34.                      “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest; provided, however, that with respect to ISOs, the term “Subsidiary” shall include only an entity that qualifies under Code Section 424(f) as a “subsidiary corporation” with respect to the Company.

2.35.                      “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (with a similar cancellation of the Tandem SAR when a Share is purchased under the Option).

Article 3.  Administration

3.1.           Committee Members.  The Plan shall be administered by the Committee.  The members of the Committee shall be appointed by and serve at the pleasure of the Board.  The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan.  No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2.            Discretionary Authority.  Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Employees to whom, and the time or times at which, Awards may be granted, the number of Shares, units or other rights subject to each Award, the Option Price or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance measure, performance goals and other conditions of an Award, the duration of the Award, and all other terms of an Award.  The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration.  The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan.  All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3.            Action by the Committee.  A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the act of a majority of the members present at any meeting at which a quorum is present or the act approved in writing by a majority of all the members of the Committee shall be the act of the Committee.  In the performance of their duties under this Plan, the Committee members shall be entitled to rely upon information and advice furnished by the Company’s officers, employees, accountants or counsel, or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of this Plan.

Article 4.  Shares Subject to the Plan and Maximum Awards

4.1.           Number of Shares Available for Grants.  Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be twenty-five million (25,000,000), no more than ten million (10,000,000) of which may be granted in the form of Restricted Stock.  The Shares to be delivered under the Plan will be made available from authorized but unissued Shares or issued Shares that are held in the Company’s treasury.  To the extent that any Award payable in Shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, Shares covered thereby will no longer be charged against the foregoing maximum Share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.  If a Tandem SAR is granted, then the Tandem SAR and the related Option shall be counted as covering only the number of Shares subject to the related Option for purposes of applying the limitations of this Section 4.1.

Subject to adjustments as provided in Section 4.2 herein, the following rules shall apply to grants of such Awards under the Plan:

(a)
Stock Options:  The maximum aggregate number of Shares that may be covered by Stock Options, pursuant to Awards granted in any one fiscal year to any one single Participant, shall be one million (1,000,000).

(b)
SARs:  The maximum aggregate number of Shares that may be covered by Stock Appreciation Rights, pursuant to Awards granted in any one fiscal year to any one single Participant, shall be one million (1,000,000).

(c)	Restricted Stock: The maximum aggregate number of Shares that may be covered by Awards of Restricted Stock granted in any one fiscal year to any Participant shall be Five Hundred Thousand (500,000).

(d)
Performance Shares:  The maximum aggregate number of Shares that may be covered by Awards of Performance Shares granted in any one fiscal year to any Participant shall be Five Hundred Thousand (500,000).

(e)
Performance Units:  The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Performance Units granted in any one fiscal year to any one Participant shall be Two Million Dollars ($2,000,000).

(f)
Cash-Based Awards:  The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Cash-Based Awards granted in any one fiscal year to any one Participant shall be Two Million Dollars ($2,000,000).

4.2.           Adjustments in Shares.

(a)
Equity Restructurings.  In the event of any equity restructuring, the Committee shall make such equitable adjustments with respect to the Plan and Awards thereunder as the Committee may deem appropriate to reflect the occurrence of such equity restructuring, including adjustments to (i) the aggregate number and kind of Shares or other securities that may be issued under the Plan (ii) the Award limits set forth in Section 4.1, and (iii) the number and kind of Shares or other securities subject to outstanding Awards and, if applicable, the Option Price or base price of outstanding Awards.

An “equity restructuring” for this purpose means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that causes a change in the per share value of the Shares underlying outstanding Awards.

(b)
Other Events.  In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings, and subject to Article 19, the Committee may, in its sole discretion, make such equitable adjustments described in Section 4.2(a) as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of benefits.

Any adjustment made pursuant to this Section 4.2 shall be conclusive and binding for all purposes of the Plan.  Unless otherwise determined by the Committee, the number of shares subject to an Award shall always be a whole number.  Notwithstanding the foregoing, no adjustment made pursuant to this Section 4.2 shall be authorized to the extent that it would be inconsistent with a Section 162(m) Award’s meeting the requirements of Code Section 162(m) or cause an Award to be subject to adverse tax consequences under Code Section 409A.

Article 5.  Eligibility and Participation

5.1.           Eligibility.  Persons eligible to participate in this Plan include all Employees.

5.2.            Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

5.3            Award Agreements.  Each Award will be evidenced by an Award Agreement setting forth the terms, conditions and restrictions, as determined by the Committee, which will apply to such Award, in addition to the terms and conditions specified in this Plan.  Acceleration of the vesting or exercisability schedule of an Award and of the expiration of the applicable term of the Award is permitted upon such terms and conditions as shall be set forth in the Award Agreement, which may include acceleration resulting from the occurrence of a Change of Control.

Article 6.  Stock Options

6.1.           Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee and such officer or officers of the Company who have been delegated the authority to grant and administer Options by the Board of Directors.  Notwithstanding the foregoing, officers delegated the authority to grant Options pursuant to this Plan shall not have authority to grant Options to themselves or to any employee of the Company who is subject to the requirements of Section 16 of the Exchange Act.

6.2.            Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, provisions for vesting and exercisability, and such other provisions as the Committee shall determine.  The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3.            Option Price.  The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

6.4.            Duration of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than one day prior to the tenth (10th) anniversary date of its grant.

6.5.            Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.  Notwithstanding the foregoing, the Committee may at any time, or upon the occurrence of any events specified by the Committee in an Award Agreement, accelerate a Participant’s right to exercise an Option.

6.6.            Payment.  Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.  The Option Price upon exercise of any Option shall be payable to the Company in full either:  (a) in cash or its equivalent, or (b) by tendering, either by actual delivery of Shares or by attestation, previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (c) by a combination of (a) and (b).  The Committee also may allow payment of the Option Price in the form of an authorization to the Company to withhold from the total number of Shares as to which the Option is being exercised the number of Shares having a Fair Market Value on the date of exercise equal to the aggregate Option Price for the total number of Shares as to which the Option is being exercised, an irrevocable authorization to a third party with which the Participant has a brokerage or similar relationship to sell the Shares (or a sufficient portion of such Shares) acquired upon the exercise of the Option and remit to the Company a portion of the sale proceeds sufficient to pay the entire Option Price to the Company, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.  Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7.            Additional Rules for Incentive Stock Options.

(a)
No ISO shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of the Grant) of the stock with respect to which ISOs are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company, any Subsidiary, or any parent corporation, would exceed the maximum amount permitted under Code Section 422(d).  This limitation shall be applied by taking Options into account in the order in which granted.

(b)
If Shares acquired by exercise of an ISO are disposed of within two years following the Date of Grant or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

(c)
Any ISO granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such ISO to qualify as an “incentive stock option” under Code Section 422.  Such terms shall include, if applicable, limitations on ISOs granted to ten-percent owners of the Company.  An Award Agreement for an ISO may provide that such Option shall be treated as a NQSO to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied.

6.8.           Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.9.            Termination of Employment.  The Participant shall have the right to exercise the vested portion of an Option only while such Participant is an Employee, or within three months after such Participant ceases to be an Employee; provided, however, that in the event the employment of the Participant is terminated on account of the Participant’s death, the Participant’s personal representatives, heirs or legatees shall have the right to exercise the vested portion of any Option held by the Participant at the time of his or her death for one year following the date of death.

6.10.        Nontransferability of Options.

(a)
Incentive Stock Options.  No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)
Nonqualified Stock Options.  Except as otherwise provided in a Participant’s Award Agreement in accordance with the terms provided below, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder.  No NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime by anyone other than such Participant.  Notwithstanding the foregoing, an Award Agreement for a NQSO may provide that the Participant shall be permitted, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, to transfer all or part of the Option to a member or members of his or her immediate family (as defined in the Award Agreement in a manner consistent with the requirements for the Form S-8 registration statement) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.  Any such transfer shall be subject to the condition that it is made by the Participant for estate planning, tax planning, or donative purposes, and no consideration (other than interests in family-related entities to which the transfer is made) is received by the Participant therefore.  The transfer of a NQSO may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time, including a condition that the portion of the Option to be transferred be vested and exercisable by the Participant at the time of the transfer.  Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

Article 7.  Stock Appreciation Rights

7.1.           Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.  The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.  The base price of a Freestanding SAR shall equal the Fair Market Value of a Share on the Date of Grant of the SAR.  The base price of Tandem SARs shall equal the Option Price of the related Option.

7.2.            Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  A Tandem SAR may be exercised only with respect to Shares for which its related Option is then exercisable.  Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO:  (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3.            Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.4.            SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the base price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5.            Term of SARs.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6.            Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:  (i) the difference between the Fair Market Value of a Share on the date of exercise over the base price; by (ii) the number of Shares with respect to which the SAR is exercised.  At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.  The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7.            Termination of Employment.  The Participant shall have the right to exercise the vested portion of a SAR only while such Participant is an Employee, or within three months after such Participant ceases to be an Employee; provided, however, that in the event the employment of the Participant is terminated on account of the Participant’s death, the Participant’s personal representatives, heirs or legatees shall have the right to exercise the vested portion of any SAR held by the Participant at the time of his or her death for one year following the date of death.

7.8.            Nontransferability of SARs.  Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 8.  Restricted Stock

8.1.           Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

8.2.            Restricted Stock Agreement.  Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3.            Transferability.  Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement.  The end of such Period of Restriction may be conditioned upon the satisfaction of such conditions as are specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement.  All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4.            Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that
Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the continued employment of the Participant, the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.  Until such time as all conditions and/or restrictions applicable to Shares of Restricted Stock have been satisfied and the Shares vest at the end of the applicable Period of Restriction, they shall be evidenced by a certificate deposited with the Company or its designee, or by a book-entry notation on the records of the Company’s transfer agent.  Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by a Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5.            Voting Rights.  Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6.            Cash Dividends.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held.  The Committee may apply any restrictions on the Participant’s receipt of the dividends that the Committee deems appropriate.   Without limiting the generality of the foregoing, if the grant or vesting of Shares of Restricted Stock is intended to be a Section 162(m) Award, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.

8.7.            Termination of Employment.  Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Shares of Restricted Stock following termination of the Participant’s employment with the Company.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.8.            Section 83(b) Election.  If a Participant makes an election pursuant to Code Section 83(b) with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

Article 9.  Performance Units, Performance Shares, and Cash-Based Awards

9.1.           Grant of Performance Units/ Shares and Cash-Based Awards.  Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2.            Value of Performance Units/ Shares and Cash-Based Awards.  At the time Performance Units, Performance Shares, and/or Cash-Based Awards are granted, the Committee shall determine, in its sole discretion, one or more performance periods (the “Performance Periods”) and the performance goals to be achieved during the applicable Performance Periods, as well as such other restrictions and conditions as the Committee deems appropriate.  Performance goals for Performance Units, Performance Shares, and/or Cash-Based Awards shall be set using the performance measures set forth in Section 10.  In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant.  Each Cash-Based Award shall have such value as may be determined by the Committee.

9.3.            Earning of Performance Units/ Shares and Cash-Based Awards.  Subject to the terms of this Plan, after each applicable Performance Period has ended, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between minimum and maximum levels with respect to Awards of Performance Units/ Shares and Cash-Based Awards in order to establish the level of payment to be made, if any, and shall certify the results in writing prior to payment of an Award.

9.4.            Form and Timing of Payment of Performance Units/ Shares and Cash-Based Awards.  Payment of earned Performance Units/ Shares and Cash-Based Awards shall be made in a single lump sum following the close of the applicable Performance Period.  Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/ Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value determined as of the end of the applicable Performance Period equal to the value of the earned Performance Units/ Shares and Cash-Based Awards.  Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5.            Compliance with Code Section 162(m).  In the case of Performance Units, Performance Shares, and/or
Cash-Based Awards granted to Covered Employees that are intended to be Section 162(m) Awards, the Committee shall make all determinations necessary to establish the terms of such Section 162(m) Awards within 90 days of the beginning of the applicable Performance Period (or such other time period required under Code Section 162(m)), including, without limitation, the designation of the Covered Employees to whom such Section 162(m) Awards are made, the performance measures applicable to the Awards and the performance goals that relate to such measures, and the dollar amounts or number of Shares payable upon achieving the applicable performance goals.  As and to the extent required by Code Section 162(m), the provisions of such Section 162(m) Awards must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Covered Employee, and must preclude discretion to increase the amount of compensation payable under the Award (but may permit discretionary decreases in the amount of compensation payable.)

9.6.            Termination of Employment Due to Death, Disability, or Retirement.  Unless determined otherwise by the Committee and set forth in the Participant’s Award Agreement, and except in the case of Section 162(m) Awards, in the event the employment of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a pro-rata payout of the Performance Units/ Shares or Cash-Based Awards based on the applicable performance goals which have been achieved for such Awards, if any, as determined by the Committee.  Payment of earned Performance Units/ Shares or Cash-Based Awards shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant’s Award Agreement.  With respect to any Performance Units/ Shares or Cash-Based Awards that were intended to be Section 162(m) Awards, in the event the employment of a Participant is terminated by reason of death or Disability, the Committee may waive the requirement under such Awards held by the Participant that one or more performance goals be achieved as a condition of any payment under such Awards; provided, however, that if any such Award is paid under such circumstances prior to the attainment of the applicable performance goals, the Award will no longer qualify for the Performance-Based Exception.

9.7.            Termination of Employment for Other Reasons.   In the event that a Participant’s employment terminates for any reason other than those reasons set forth in Section 9.6 herein, all Performance Units/ Shares and Cash-Based Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant’s Award Agreement.

9.8.            Nontransferability.  Except as otherwise provided in a Participant’s Award Agreement, Performance Units/ Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

Article 10.  Performance Measures

The performance measure(s) that may be used for purposes of determining the degree of payout and/or vesting with respect to Section 162(m) Awards shall be chosen from among the following (these performance measures may be applied on an absolute or comparative basis, and may be applied to the Company, any Subsidiary or Affiliate, or any division or business unit thereof):

(a)	Earnings per share;

(b)	Net income (before or after taxes);

(c)	Return on assets or return on equity;

(d)	Cash flow return on investments, which equals net cash flows divided by owners equity;

(e)	Earnings before or after taxes;

(f)	Gross revenues; and

(g)	Share price (including, but not limited to, growth measures and total stockholder return).

In the case of Awards that are not Section 162(m) Awards, the Committee shall designate performance measures from among the foregoing or such other business criteria as it shall determine in its sole discretion.  If there shall occur an event described in Section 4.2, the Committee shall have the discretion to adjust the performance targets or goals applicable to any outstanding Awards; provided, however, that in the case of a Section 162(m) Award, no such adjustment may be made that would cause such Award to fail to satisfy the Performance-Based Exception.

Article 11.  Forfeiture Conditions

The Committee may provide in an Award Agreement for conditions of forfeiture of a Participant’s rights with respect to such Award in the event of:  (i) the termination of employment of the Participant for “cause” (as defined in an Award Agreement), (ii) the Participant’s breach of such restrictive covenants (e.g., non-competition and confidentiality restrictions) as may apply to the Participant, or (iii) the Participant’s having engaged in an activity that is detrimental to the Company (including, without limitation, criminal activity or accepting employment with a competitor of the Company).  Such conditions of forfeiture may include, in the discretion of the Committee, (a) suspension or cancellation of the Participant’s right to exercise an Option or SAR (whether or not then otherwise exercisable), (b) suspension or cancellation of the Participant’s pending right to receive an issuance of Shares or cash payment in settlement of any Award, (c) the forfeiture of any Shares of Restricted Stock held by the Participant or (d) following the issuance of Shares or payment of cash upon exercise, vesting or payment of an Award, either (1) cancellation of the Shares so issued (and repayment to the Participant of the full purchase price, if any, paid for such shares) or (2) requiring the Participant to pay to the Company in cash an amount equal to the gain realized by the Participant from such Award (measured by the value (on the date of receipt) of any property and/or amount of cash received by the Participant under the Award, to the extent in excess of any amount paid by the Participant).  The Company may deduct from any amounts the Company may owe a Participant from time to time any amounts the Participant may owe the Company under this Article 11 and any related Award Agreements.

Article 12.  Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 13.  Deferrals

The Committee may permit (upon timely election by the Participant) or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/ Shares.  If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals in a manner consistent with Code Section 409A and the regulations thereunder.

Article 14.  Rights of Employees

14.1.                      Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any affiliate to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Affiliate.

14.2.                      Participation.  No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

14.3                Shareholders.  A Participant shall have no rights as a shareholder with respect to any Shares covered by an Award until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

Article 15.  Amendment, Modification, and Termination

15.1.                      Amendment, Modification, and Termination.  Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment or modification of the Plan shall be effective without the consent of the Company’s stockholders that would (i) change the class of persons eligible to participate under the Plan, (ii) increase the number of Shares reserved for issuance under the Plan or the maximum number of shares subject to Awards under Article 4, hereof, or (iii) allow the grant of Options at an exercise price below Fair Market Value.  In addition, the Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Code Section 162(m) or Code Section 422, the listing requirements of the New York Stock Exchange or for any other purpose.  No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant.

15.2.                      Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.   The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that it would be inconsistent with a Section 162(m) Award’s meeting the requirements of Code Section 162(m), or cause an Award to be subject to adverse tax consequences under Code Section 409A; and provided further that the Committee’s discretion shall be limited by the provisions of Section 4.2 pertaining to equitable adjustments in connection with equity restructurings.

15.3.                      Compliance with Code Section 162(m).  The Committee shall have the discretion to grant Awards under the Plan which are Section 162(m) Awards and Awards which are not Section 162(m) Awards.  Section 162(m) Awards granted under the Plan shall comply with the Performance-Based Exception from the tax deductibility limitations of Code Section 162(m).

15.4.                      Compliance with Code Section 409A.

(a)
Timing of Payment to a Specified Employee.  If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Code Section 409A; otherwise, specified employees will be identified using the default standards contained in the regulations under Code Section 409A.

(b)
Separation from Service.  If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s termination of employment or other service and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, a termination of employment or other service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A.

Article 16.  Withholding

16.1.                      Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

16.2.                      Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.  All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 17.  Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under or in connection with the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 18.  Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company.

Article 19.  Fundamental Change

In the event of a proposed dissolution or liquidation of the Company, a proposed sale of substantially all of the assets of the Company, a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a proposed statutory share exchange involving capital stock of the Company (any of the foregoing referred to as a “Fundamental Change”), the Committee may, but shall not be obligated to do any of the following:

(a)
Replacement of Options or SARs.  If the Fundamental Change is a merger or consolidation or statutory share exchange, the Committee may make appropriate provision for the protection of the outstanding Options and SARs by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, in lieu of Options, SARs and capital stock of the Company.

(b)
Cancellation of Options or SARs.  At least 30 days prior to the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or SAR of the declaration, that each outstanding Option and SAR, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or SAR, within ten days after the Fundamental Change, of cash equal to the product of (i) the amount, if any, by which the Event Proceeds per Share (as defined below) exceeds, in the case of an Option, the Option Price per share of such Option or, in the case of a SAR, the base price per share as of the date of grant, and (ii) the number of Shares subject to such Option or SAR.  At the time of such a declaration, each SAR and each Option shall immediately become exercisable in full and each person holding an Option or a SAR shall have the right, during the period preceding the time of cancellation of the Option or SAR, to exercise the Option as to all or any part of the Shares covered thereby or the SAR in whole or in part, as the case may be.  If such a declaration occurs, each outstanding Option and SAR that has not been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change.  No person holding an Option or a SAR shall be entitled to any payment under this Article 19 if the scheduled term of such Option or SAR expires before the Fundamental Change, or if such payment would be an impermissible acceleration under, or would fail to comply with, the applicable requirements of Code Section 409A and the regulations thereunder.  For purposes of this Article 19, “Event Proceeds per Share” shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received for each Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

Article 20.  Legal Construction

20.1.                      Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.2.                      Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.3.                      Securities Law Compliance.  With respect to Participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.  If any provision of this Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in the preceding sentence, that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict.  To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Participants who are then subject to Section 16 of the Exchange Act.  In addition, no Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Shares may be listed, have been fully met.  As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.  The Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such Shares of the same class are then listed, and under any blue sky or other securities laws applicable to such Shares.

20.4.                      Governing Law.  To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Illinois.

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